Exhibit 99.1

The First Bancshares, Inc. Reports a 128.5% Increase in Net Income Available to Common Shareholders for the Second Quarter ended June 30, 2019; Declares Quarterly Dividend

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 22, 2019--The First Bancshares, Inc. (NASDAQ:FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $12.0 million for the quarter ended June 30, 2019, an increase of $6.7 million or 128.5%, compared to $5.2 million for the quarter ended June 30, 2018, and an increase of $4.3 million, or 56.9%, compared to $7.6 million for the first quarter of 2019. Operating net earnings increased 61.8%, or $4.6 million, for the quarter ended June 30, 2019, totaling $12.1 million for the second quarter of 2019 as compared to $7.5 million for the second quarter of 2018, and increased $2.1 million, or 21.4%, as compared to $9.9 million for the first quarter of 2019. Operating net earnings for the second quarter of 2019 excludes merger-related costs of $0.1 million, net of tax. Operating net earnings for the second quarter of 2018 excludes merger-related costs of $2.9 million, net of tax, and income in the form of financial assistance grant from the U. S. Department of $0.7 million, net of tax. Operating net earnings for the first quarter of 2019 exclude merger-related costs of $2.5 million, net of tax and income in the form of an award from the U. S. Department of Treasury of $0.2 million, net of tax.

For the second quarter of 2019, fully diluted earnings per share were $0.69, compared to $0.40 for the second quarter of 2018 and $0.48 for the first quarter of 2019. Excluding the impact of the merger-related costs and income described above, fully diluted operating earnings per share for the second quarter of 2019 were $0.70 as compared to $0.57 for the second quarter of 2018, and $0.63 for the first quarter of 2019. Fully diluted earnings per share for the second quarter of 2019 include the purchase of 143,566 shares related to the Company’s recently announced $20 million share repurchase program. Fully diluted earnings per share for first quarter of 2019 include the issuance of 2,377,501 shares of our common stock in connection with the acquisition of FPB Financial Corp (“FPB”). Fully diluted earnings per share for second quarter of 2018 include the issuance of 726,461 shares of our common stock in connection with the acquisition of Sunshine Financial, Inc. (“Sunshine”).

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are very pleased with our second quarter results. Our team has been focused on integrating our multiple acquisitions over the last year. The overall improved performance and the substantial increase in profitability reflects our team’s hard work and the successful integration of the recent acquisitions. We are excited about the prospects for continued growth that our multi state regional footprint provides in addition to the scale and synergies generated by increased size and geographic diversification.”

Balance Sheet

Consolidated assets decreased $60.4 million to $3.473 billion at June 30, 2019 from $3.533 billion at March 31, 2019 primarily related to decreased deposits due to the seasonality of the public fund portfolio.

Total loans were $2.352 billion at June 30, 2019, as compared to $2.335 billion at March 31, 2019, and $1.710 billion at June 30, 2018, representing increases of $16.7 million or 0.7%, and $641.7 million or 37.5%, respectively. The acquisitions of FMB Banking Corporation (“FMB”) and FPB accounted for $541.3 million, net of fair value marks, of the total increase in loans as compared to the second quarter of 2018.

Total deposits were $2.831 billion at June 30, 2019, as compared to $2.914 billion at March 31, 2019, and $2.097 billion at June 30, 2018, representing a decrease of $83.1 million or 2.9% for the sequential quarter comparison, and an increase of $734.0 million or 35.0%, as compared to June 30, 2018. The acquisitions of FMB and FPB accounted for $734.2 million of the total increase in deposits as compared to June 30, 2018. The decrease in deposits of $83.1 million during the second quarter of 2019 was largely due to decreases in public fund deposits of $49.9 million, which is attributable to the seasonality of public funds.

Asset Quality

Nonperforming assets totaled $38.0 million at June 30, 2019, a decrease of $1.2 million compared to $39.2 million at March 31, 2019 and an increase of $20.1 million compared to June 30, 2018. The majority of the increase in the year-over-year comparison was related to acquired loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.51% at June 30, 2019, 0.48% at March 31, 2019 and 0.56% at June 30, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was (0.01%) for the quarter ended June 30, 2019 compared to (0.008%) for the quarter ended March 31, 2019 and 0.003% for the quarter ended June 30, 2018.

Second Quarter 2019 vs. Second Quarter 2018 Earnings Comparison

Net income available to common shareholders for the second quarter of 2019 totaled $12.0 million compared to $5.2 million for the second quarter of 2018, an increase of $6.7 million or 128.5%.

Operating net earnings for the second quarter of 2019 totaled $12.1 million compared to $7.5 million for the second quarter of 2018, an increase of $4.6 million or 61.8%. The calculation of operating net earnings excludes the merger-related costs for each quarter and the income for the second quarter of 2018 as discussed above.

Net interest income for the second quarter of 2019 was $30.8 million, an increase of $9.2 million when compared to the second quarter of 2018. The increase was due to interest income earned on a higher volume of loans as well as increased interest rates. Fully tax equivalent (“FTE”) net interest income totaled $31.0 million and $21.8 million for the second quarter of 2019 and 2018, respectively. FTE net interest income increased $9.2 million in the prior year quarterly comparison due to increased loan volume as well as increased interest rates. Purchase accounting adjustments accounted for $1.1 million of the difference in net interest income for the second quarter comparisons. Second quarter 2019 FTE net interest margin of 4.07% included 23 basis points related to purchase accounting adjustments compared to 3.92% for the same quarter in 2018, which included 10 basis points related to purchase accounting adjustments.

Non-interest income increased $1.1 million for the second quarter of 2019 as compared to the second quarter of 2018 due to increased service charges and interchange fee income of $1.1 million primarily based on the increased deposit base due to the acquisitions. Non-interest income for the second quarter of 2018 included the Financial Assistance Award of $0.90 million from the U.S. Department of the Treasury as a result of our designation as a Community Development Financial Institution.

Second quarter 2019 non-interest expense was $20.9 million, an increase of $1.2 million, or 6.2% as compared to the second quarter of 2018. Excluding the decrease in acquisition charges of $3.7 million for the second quarter of 2019, non-interest expense increased $5.0 million in the second quarter of 2019, of which $3.8 million was attributable to the operations of FMB and FPB, as compared to second quarter of 2018.

Investment securities totaled $622.8 million, or 17.9% of total assets at June 30, 2019, versus $453.3 million, or 18.3% of total assets at June 30, 2018. The average balance of investment securities increased $175.6 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 32 basis points to 3.40% from 3.08% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $12.6 million at June 30, 2019 as compared to a net unrealized loss of $6.0 million at June 30, 2018.

The FTE average yield on all earning assets increased 42 basis points in prior year quarterly comparison, from 4.54% for the second quarter of 2018 to 4.96% for the second quarter of 2019. Average interest expense increased 37 basis points from 0.79% for the second quarter of 2018 to 1.16% for the second quarter of 2019 due primarily to increased interest-bearing deposit accounts and rising interest rates. Cost of all deposits averaged 77 basis points for the second quarter of 2019 compared to 48 basis points for the second quarter of 2018.

Second Quarter 2019 vs First Quarter 2019 Earnings Comparison

Net income available to common shareholders for the second quarter of 2019 increased $4.3 million, or 56.9% to $12.0 million compared to $7.6 million for the first quarter of 2019. For the second quarter of 2019, fully diluted earnings per share were $0.69, compared to $0.48 for the first quarter of 2019.

Operating net earnings for the second quarter of 2019 compared to the first quarter of 2019 increased $2.1 million or 21.4% from $9.9 million to $12.1 million. Operating net earnings exclude the merger-related costs for the second quarter of 2019 as discussed above. Operating net earnings for the first quarter of 2019 exclude merger-related costs and income discussed above. Excluding the impact of the merger-related costs and other items described above, fully diluted operating earnings per share for the second quarter of 2019 were $0.70 as compared to $0.63 for the first quarter of 2019.

Net interest income for the second quarter of 2019 was $30.8 million as compared to $27.1 million for the first quarter of 2019, an increase of $3.6 million. FTE net interest income increased $3.7 million to $31.0 million from $27.4 million in sequential-quarter comparison. The increase was due to increased loan volume as well as increased interest rates on both sides of the balance sheet. Interest income from purchase accounting adjustments increased $0.5 million in sequential quarter comparison. Second quarter 2019 FTE net interest margin of 4.07% included 23 basis points related to purchase accounting adjustments compared to 3.89% for the first quarter in 2019, which included 18 basis points related to purchase accounting adjustments.

Investment securities totaled $622.8 million, or 17.9% of total assets at June 30, 2019, versus $620.5 million, or 17.6% of total assets at March 31, 2019. The average balance of investment securities increased $68.9 million in sequential-quarter comparison, primarily as a result of the acquisition of FPB. The average tax equivalent yield on investment securities increased 8 basis points to 3.40% from 3.32% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $12.6 million at June 30, 2019 as compared to a net unrealized gain of $5.5 million at March 31, 2019.

The FTE average yield on all earning assets increased in sequential-quarter comparison from 4.76% to 4.96%. Average interest expense increased 4 basis points from 1.12% for the first quarter of 2019 to 1.16% for the second quarter of 2019 due primarily to increased interest-bearing deposit accounts. Cost of all deposits averaged 77 basis points for the second quarter of 2019 compared to 74 basis points for the first quarter of 2019. Public funds decreased $49.9 million at June 30, 2019 as compared to March 31, 2019.

Non-interest income excluding the award from the U. S. Department of the Treasury increased $1.4 million in sequential-quarter comparison resulting from increased mortgage income and interchange fee income. Non-interest income for the first quarter of 2019 included the Bank Enterprise Award received from the U. S. Department of the Treasury for $0.23 million.

Non-interest expense for the second quarter of 2019 was $20.9 million compared to $21.9 million for the first quarter of 2019. Excluding acquisition charges for each quarter, non-interest expense increased $2.1 million in sequential-quarter comparison, of which $1.4 million is attributable to the operations of FPB acquired in the first quarter.

Year-to-Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $10.4 million, or 113.2%, from $9.2 million for the six months ended June 30, 2018 to $19.6 million for the same period ended June 30, 2019. Operating net earnings increased $8.5 million or 62.9% from $13.5 million for the six months ended June 30, 2018 to $22.0 million for the same period June 30, 2019. Operating net earnings excludes merger-related costs of $2.5 million, net of tax, and treasury income of $0.2 million, net of tax, for the year-to-date period ended June 30, 2019, and merger-related costs of $4.3 million, net of tax, and treasury income of $0.7 million, net of tax, for the year-to-date period ended June 30, 2018.

Net interest income increased $20.0 million in year-over-year comparison, primarily due to interest income earned on a higher volume of loans as well as increased rates on both sides of the balance sheet.

Non-interest income was $12.3 million at June 30, 2019, an increase of $3.2 million in year-over-year comparison consisting of increases in service charges on deposit accounts, interchange fee income, mortgage income, as well as other charges and fees.

Non-interest expense was $42.8 million at June 30, 2019, an increase of $8.5 million in year-over-year comparison of which $8.1 million is related to the acquisition and operations of both Farmers & Merchants Bank and Florida Parishes Bank.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.08 per share to be paid on its common stock on August 23, 2019 to shareholders of record as of the close of business on August 9, 2019.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks that the anticipated benefits from the transactions with Southwest, Sunshine, FMB and FPB are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/19	Quarter Ended 3/31/19	Quarter Ended 12/31/18	Quarter Ended 9/30/18	Quarter Ended 6/30/18
Total Interest Income	$ 37,571	$ 33,273	$ 30,555	$ 25,628	$ 25,037
Total Interest Expense	6,799	6,142	5,285	3,959	3,468
Net Interest Income	30,772	27,131	25,270	21,669	21,569
FTE net interest income*	31,040	27,388	25,524	21,925	21,826
Provision for loan losses	791	1,123	574	412	857
Non-interest income	6,716	5,554	6,396	5,074	5,632
Non-interest expense	20,891	21,893	22,249	19,786	19,680
Earnings before income taxes	15,806	9,669	8,843	6,545	6,664
Income tax expense	3,823	2,034	1,982	1,383	1,419
Net income available to common shareholders	$ 11,983	$ 7,635	$ 6,861	$ 5,162	$ 5,245

PER COMMON SHARE DATA
Basic earnings per share	$ 0.70	$ 0.49	$ 0.48	$ 0.39	$ 0.40
Diluted earnings per share	0.69	0.48	0.48	0.39	0.40
Diluted earnings per share, operating*	0.70	0.63	0.64	0.61	0.57
Quarterly dividends per share	.08	.07	.05	.05	.05
Book value per common share at end of period	27.22	26.30	24.49	22.09	21.88
Tangible book value per common share at period end*	18.72	17.79	16.88	17.10	16.82
Market price at end of period	30.34	30.90	30.91	39.05	36.80
Shares outstanding at period end	17,129,915	17,272,731	14,830,598	13,074,516	13,065,953
Weighted average shares outstanding:
Basic	17,182,049	15,646,476	14,247,555	13,072,455	13,065,953
Diluted	17,311,626	15,770,622	14,371,562	13,192,207	13,167,969

AVERAGE BALANCE SHEET DATA
Total assets	$3,460,394	$3,181,761	$2,812,212	$2,470,607	$2,443,176
Loans and leases	2,337,583	2,167,495	1,959,179	1,720,884	1,696,737
Total deposits	2,862,653	2,599,842	2,296,966	2,069,910	2,115,661
Total common equity	454,965	390,217	328,250	284,839	274,535
Total tangible common equity*	308,303	262,553	222,402	219,077	217,092

SELECTED RATIOS
Annualized return on avg assets	1.39%	0.96%	0.98%	0.84%	0.86%
Annualized return on avg assets, operating*	1.39%	1.25%	1.30%	1.30%	1.22%
Annualized return on avg common equity, operating*	10.60%	10.18%	11.14%	11.26%	10.85%
Annualized return on avg tangible common equity, oper*	15.64%	15.13%	16.44%	14.64%	13.72%
Average loans to average deposits	81.66%	83.37%	85.29%	83.14%	80.20%
FTE Net Interest Margin*	4.07%	3.89%	4.08%	3.97%	3.92%
Efficiency Ratio	55.33%	66.46%	69.69%	73.28%	71.67%
Efficiency Ratio, operating*	55.09%	57.21%	59.06%	58.76%	59.69%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.51%	0.48%	0.49%	0.56%	0.56%
Nonperforming assets to tangible equity + ALLL	11.42%	12.32%	13.17%	10.05%	7.88%
Nonperforming assets to total loans + OREO	1.61%	1.67%	1.66%	1.33%	1.04%
Annualized QTD net charge-offs (recoveries) to total loans	(0.01%)	(0.008%)	0.02%	0.03%	0.003%

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Assets
Cash and cash equivalents	$165,984	$248,576	$159,107	$122,371	$120,425
Securities available-for-sale	598,607	598,796	492,701	424,940	437,011
Securities held-to-maturity	6,396	6,397	6,000	6,000	6,000
Other investments	17,819	15,298	16,227	13,104	10.320
Total investment securities	622,822	620,491	514,928	444,044	453,331
Loans held for sale	8,597	6,238	4,838	4,269	5,914
Total loans	2,351,998	2,335,348	2,060,422	1,748,483	1,710,271
Allowance for loan losses	(12,091)	(11,235)	(10,065)	(9,765)	(9,512)
Loans, net	2,339,907	2,324,113	2,050,357	1,738,718	1,700,759
Premises and equipment	97,115	94,624	74,783	62,342	62,289
Other Real Estate Owned	11,205	11,588	10,869	8,453	7,890
Goodwill and other intangibles	145,649	147,150	112,916	65,238	66,105
Other assets	81,305	80,199	76,188	66,355	64,976
Total assets	$3,472,584	$3,532,979	$3,003,986	$2,511,790	$2,481,689

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$645,838	$655,900	$570,148	$430,430	$459,402
Interest-bearing deposits	2,185,362	2,258,418	1,887,311	1,616,016	1,637,833
Total deposits	2,831,200	2,914,318	2,457,459	2,046,446	2,097,235
Borrowings	71,250	61,750	85,500	85,508	10,516
Subordinated debentures	80,600	80,561	80,521	75,117	75,192
Other liabilities	23,253	22,003	17,252	15,921	12,920
Total liabilities	3,006,303	3,078,632	2,640,732	2,222,992	2,195,863
Total shareholders’ equity	466,281	454,347	363,254	288,798	285,826
Total liabilities and shareholders’ equity	$3,472,584	$3,532,979	$3,003,986	$2,511,790	$2,481,689

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Interest Income:
Loans, including fees	$30,912	$27,569	$25,184	$21,824	$21,155
Investment securities	5,017	4,339	3,785	3,126	3,181
Accretion of purchase accounting adjustments	1,552	1,235	1,532	583	559
Other interest income	90	130	54	95	142
Total interest income	37,571	33,273	30,555	25,628	25,037
Interest Expense:
Deposits	5,377	4,275	3,506	2,740	2,498
Borrowings	288	546	482	52	147
Subordinated debentures	1,188	1,233	1,179	1,125	774
Accretion of purchase accounting adjustments	(54)	88	118	42	49
Total interest expense	6,799	6,142	5,285	3,959	3,468
Net interest income	30,772	27,131	25,270	21,669	21,569
Provision for loan losses	791	1,123	574	412	857
Net interest income after provision for loan losses	29,981	26,008	24,696	21,257	20,712

Non-interest Income:
Service charges on deposit accounts	1,918	1,831	1,887	1,538	1,341
Mortgage Income	1,559	909	969	1,066	1,213
Interchange Fee Income	2,045	1,652	1,527	1,180	1,500
Gain (loss) on securities, net	36	38	334	-	(5)
Financial Assistance Award/Bank Enterprise Award	-	233	950	233	917
Other charges and fees	1,158	891	729	1,057	666
Total non-interest income	6,716	5,554	6,396	5,074	5,632

Non-interest expense (benefit):
Salaries and employee benefits	11,615	10,697	10,336	9,266	9,502
Occupancy expense	2,532	2,442	2,281	2,163	2,034
FDIC premiums	426	(52)	369	278	368
Marketing	160	175	173	60	70
Amortization of core deposit intangibles	796	716	750	349	356
Other professional services	980	920	452	847	438
Acquisition charges	91	3,179	4,155	4,059	3,838
Other non-interest expense	4,291	3,816	3,733	2,764	3,074
Total Non-interest expense	20,891	21,893	22,249	19,786	19,680
Earnings before income taxes	15,806	9,669	8,843	6,545	6,664
Income tax expense	3,823	2,034	1,982	1,383	1,419
Net income available to common shareholders	$11,983	$7,635	$6,861	$5,162	$5,245

Diluted earnings per common share	$0.69	$0.48	$0.48	$0.39	$0.40
Diluted earnings per common share, operating*	$0.70	$0.63	$0.64	$0.61	$0.57
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2019	2018
Interest Income:
Loans, including fees	$ 58,482	$ 37,081
Investment securities	9,356	5,923
Accretion of purchase accounting adjustments	2,787	618
Other interest income	220	173
Total interest income	70,845	43,795
Interest Expense:
Deposits	9,652	4,338
Borrowings	834	529
Subordinated debentures	2,421	930
Amortization of purchase accounting adjustments	34	49
Total interest expense	12,941	5,846
Net interest income	57,904	37,949
Provision for loan losses	1,913	1,134
Net interest income after provision for loan losses	55,991	36,815

Non-interest Income:
Service charges on deposit accounts	3,750	2,368
Mortgage Income	2,469	2,013
Interchange Fee Income	3,697	2,540
Gain (loss) on securities, net	74	(5)
Financial Assistance Award/Bank Enterprise Award	233	917
Other charges and fees	2,047	1,258
Total non-interest income	12,270	9,091

Non-interest expense:
Salaries and employee benefits	22,312	17,291
Occupancy expense	4,974	3,680
FDIC premiums	374	735
Marketing	335	150
Amortization of core deposit intangibles	1,513	557
Other professional services	1,900	627
Acquisition charges	3,270	5,596
Other non-interest expense	8,108	5,641
Total Non-interest expense	42,786	34,277
Earnings before income taxes	25,475	11,629
Income tax expense	5,857	2,427
Net income available to common shareholders	$ 19,618	$ 9,202

Diluted earnings per common share	$ 1.19	$ 0.74
Diluted earnings per common share, operating*	$ 1.33	$ 1.03
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	June 30, 2019	Percent of Total	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Percent of Total
Commercial, financial and agricultural	$342,535	14.5%	$340,333	$301,182	$246,401	$228,643	13.3%
Real estate – construction	352,826	14.9%	348,788	298,718	251,240	229,164	13.4%
Real estate – commercial	881,831	37.4%	857,918	776,880	654,040	658,096	38.3%
Real estate – residential	713,350	30.2%	722,611	617,804	529,515	546,120	31.8%
Lease Financing Receivable	3,616	0.2%	3,060	2,891	2,659	2,476	0.1%
Obligations of States & subdivisions	17,192	0.7%	13,734	16,941	16,374	10,627	0.6%
Consumer	40,648	1.7%	48,904	46,006	48,254	35,145	2.2%
Loans held for sale	8,597	0.4%	6,238	4,838	4,269	5,914	0.3%
Total loans	$2,360,595	100%	$2,341,586	$2,065,260	$1,752,752	$1,716,185	100%

COMPOSITION OF DEPOSITS	June 30, 2019	Percent of Total	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Percent of Total
Noninterest bearing	$645,838	22.8%	$655,900	$570,148	$430,430	$459,402	21.9%
NOW and other	999,881	35.3%	1,062,112	835,434	705,851	731,617	34.9%
Money Market/Savings	645,611	22.8%	647,783	566,276	503,772	519,516	24.7%
Time Deposits of less than $250,000	408,164	14.4%	414,281	384,030	321,619	308,086	14.7%
Time Deposits of $250,000 or more	131,706	4.7%	134,242	101,571	84,774	78,614	3.8%
Total Deposits	$2,831,200	100%	$2,914,318	$2,457,459	$2,046,446	$2,097,235	100%

ASSET QUALITY DATA	June 30, 2019		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Nonaccrual loans	$25,608		$26,502	$21,895	$13,572	$8,440
Loans past due 90 days and over	989		943	1,325	805	940
Total nonperforming loans	26,597		27,445	23,220	14,377	9,380
Other real estate owned	11,205		11,588	10,869	8,453	7,890
Nonaccrual securities	208		208	208	616	616
Total nonperforming assets	$38,010		$39,241	$34,297	$23,446	$17,886

Nonperforming assets to total assets	1.09%		1.11%	1.14%	0.93%	0.72%
Nonperforming assets to total loans + OREO	1.61%		1.67%	1.66%	1.33%	1.04%
ALLL to nonperforming loans	45.46%		40.94%	43.35%	67.92%	101.41%
ALLL to total loans	0.51%		0.48%	0.49%	0.56%	0.56%

Quarter-to-date net charge-offs (recs)	$(65)		$(47)	$93	$151	$12
Annualized QTD net chg-offs (recs) to loans	(0.01%)		(0.008%)	0.02%	0.03%	0.003%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2019			March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 497,988	$ 4,227	3.40%	$ 435,576	$ 3,581	3.29%	$ 369,820	$ 2,808	3.04%	$ 331,601	$ 2,369	2.86%	$ 328,898	$ 2,423	2.95%
Tax-exempt
securities	124,367	1,058	3.40%	117,831	1,015	3.45%	114,055	1,003	3.52%	116,235	1,013	3.49%	117,875	1,015	3.44%
Total investment
securities	622,355	5,285	3.40%	553,407	4,596	3.32%	483,875	3,811	3.15%	447,836	3,382	3.02%	446,773	3,438	3.08%
FFS & Int bearing dep	-			-
in other banks	89,936	90	0.40%	94,778	130	0.55%	57,655	282	1.96%	42,174	95	0.90%	85,321	142	0.67%
Loans	2,337,583	32,464	5.56%	2,167,495	28,804	5.32%	1,959,179	26,716	5.45%	1,720,884	22,407	5.21%	1,696,737	21,714	5.12%
Total Interest
earning assets	3,049,874	37,839	4.96%	2,815,680	33,530	4.76%	2,500,709	30,809	4.93%	2,210,894	25,884	4.68%	2,228,831	25,294	4.54%
Other assets	410,520			366,081			311,503			259,713			214,345
Total assets	$ 3,460,394			$ 3,181,761			$ 2,812,212			$ 2,470,607			$ 2,443,176

Interest-bearing
liabilities:
Deposits	$ 2,231,462	$ 5,323	0.95%	$ 2,024,718	$ 4,363	0.86%	$ 1,776,780	$ 3,615	0.81%	$ 1,629,195	$ 2,782	0.68%	$ 1,676,110	$ 2,547	0.61%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%
Fed funds purchased	5,450	30	2.20%	150	5	13.33%	1,455	18	4.95%	1,893	27	5.71%	1,382	9	2.60%
FHLB	32,310	258	3.19%	86,119	541	2.51%	92,352	465	2.01%	22,469	25	0.45%	22,959	138	2.40%
Subordinated
debentures	80,579	1,188	5.90%	80,540	1,233	6.12%	75,391	1,187	6.30%	75,124	1,125	5.99%	54,036	774	5.73%
Total interest
bearing liabilities	2,349,801	6,799	1.16%	2,191,527	6,142	1.12%	1,945,978	5,285	1.09%	1,728,681	3,959	0.92%	1,754,487	3,468	0.79%
Other liabilities	655,628			600,017			537,984			457,087			414,154
Shareholders' equity	454,965			390,217			328,250			284,839			274,535
Total liabilities and
shareholders'
equity	$ 3,460,394			$ 3,181,761			$ 2,812,212			$ 2,470,607			$ 2,443,176

Net interest
income (FTE)*		$ 31,040	3.81%		$ 27,388	3.64%		$ 25,524	3.84%		$ 21,925	3.77%		$ 21,826	3.75%

Net interest margin (FTE)*			4.07%			3.89%			4.08%			3.97%			3.92%

Core net interest
margin*			3.84%			3.71%			3.84%			3.86%			3.82%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
Three Months Ended
Per Common Share Data	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Book value per common share	$27.22	$26.30	$24.49	$22.09	$21.88
Effect of intangible assets per share	8.50	8.51	7.61	4.99	5.06
Tangible book value per common share	$18.72	$17.79	$16.88	$17.10	$16.82

Diluted earnings per share	$0.69	$0.48	$0.48	$0.39	$0.40
Effect of acquisition charges	0.01	0.21	0.29	0.31	0.29
Tax on acquisition charges	-	(0.05)	(0.07)	(0.08)	(0.07)
Effect of gain on sale of securities	-	-	(0.02)	-	-
Tax on gain on sale	-	-	.01	-	-
Effect of Treasury awards	-	(0.01)	(0.07)	(0.02)	(0.07)
Tax on Treasury awards	-	-	0.02	0.01	0.02
Diluted earnings per share, operating	$0.70	$0.63	$0.64	$0.61	$0.57

	Year to Date
		2019		2018
Diluted earnings per share		$1.19		$0.74
Effect of acquisition charges		0.19		0.45
Tax on acquisition charges		(0.04)		(0.10)
Effect of gain on sale of securities		-		-
Tax on gain on sale		-		-
Effect of Treasury awards		(0.01)		(0.08)
Tax on Treasury awards		-		0.02
Diluted earnings per share, operating		$1.33		$1.03

	Year to Date
		2019		2018
Net income available to common shareholders		$19,618		$9,202
Acquisition charges		3,270		5,596
Tax on acquisition charges		(735)		(1,303)
Gain on sale of securities		-		-
Tax on gain on sale		-		-
Treasury awards		(233)		(917)
Tax on Treasury awards		59		232
Net earnings available to common shareholders, operating		$21,979		$12,810

	Three Months Ended
Average Balance Sheet Data	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Total average assets A	$3,460,394	$3,181,761	$2,812,212	$2,470,607	$2,443,176
Total average earning assets B	3,049,874	$2,815,680	$2,500,709	$2,210,894	$2,228,831
		`
Common Equity C	$454,965	$390,217	$328,250	$284,839	$274,535
Less intangible assets	146,662	127,664	105,848	65,762	57,443
Tangible common equity D	$308,303	$262,553	$222,402	$219,077	$217,092

	Three Months Ended
Net Interest Income Fully Tax Equivalent	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Net interest income E	$30,772	$27,131	$25,270	$21,669	$21,569
Tax-exempt investment income	(790)	(758)	(749)	(757)	(758)
Taxable investment income	1,058	1,015	1,003	1,013	1,015
Net Interest Income Fully Tax Equivalent F	$31,040	$27,388	$25,524	$21,925	$21,826

Annualized Net Interest Margin E/B	4.04%	3.85%	4.04%	3.92%	3.87%
Annualized Net Interest Margin, Fully Tax Equivalent F/B	4.07%	3.89%	4.08%	3.97%	3.92%

	Three Months Ended
Core Net Interest Margin	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Net interest income (FTE)	$31,040	$27,388	$25,524	$21,925	$21,826
Less purchase accounting adjustments	1,607	1,147	1,414	541	510
Net interest income, net of purchase accounting adj G	$29,433	$26,241	$24,110	$21,384	$21,316

Total average earning assets	$3,049,874	$2,815,680	$2,500,709	$2,210,894	$2,228,831
Add average balance of loan valuation discount	15,265	13,869	12,803	6,836	6,046
Avg earning assets, excluding loan valuation discount H	$3,065,139	$2,829,549	$2,513,511	$2,217,730	$2,234,877

Core net interest margin G/H	3.84%	3.71%	3.84%	3.86%	3.82%

	Three Months Ended
Efficiency Ratio	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Operating Expense
Total non-interest expense	$20,891	$21,893	$22,245	$19,786	$19,680
Pre-tax non-operating expenses	(91)	(3,179)	(4,155)	(4,059)	(3,838)
Adjusted Operating Expense I	$20,800	$18,714	$18,090	$15,727	$15,842

Operating Revenue
Net interest income, FTE	$31,040	$27,388	$25,524	$21,925	$21,826
Total non-interest income	6,716	5,554	6,396	5,074	5,632
Pre-tax non-operating items	-	(233)	(1,292)	(233)	(917)
Adjusted Operating Revenue J	$37,756	$32,709	$30,628	$26,766	$26,541

Efficiency Ratio, operating I/J	55.09%	57.21%	59.06%	58.76%	59.69%

	Three Months Ended
Return Ratios	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018
Net income available to common shareholders K	$11,983	$7,635	$6,861	$5,162	$5,245
Acquisition charges	91	3,179	4,155	4,059	3,838
Tax on acquisition charges	(23)	(712)	(910)	(1,027)	(948)
Gain on sale	-	-	(342)	-	-
Tax on gain on sale	-	-	86	-	-
Treasury awards	-	(233)	(950)	(233)	(917)
Tax on Treasury awards	-	59	242	59	232
Net earnings available to common shareholders, oper L	$12,051	$9,928	$9,142	$8,020	$7,450

Annualized return on avg assets K/A	1.39%	0.96%	0.98%	0.84%	0.86%
Annualized return on avg assets, oper L/A	1.39%	1.25%	1.30%	1.30%	1.22%
Annualized return on avg common equity, oper L/C	10.60%	10.18%	11.14%	11.26%	10.85%
Annualized return on avg tangible common equity, oper L/D	15.64%	15.13%	16.44%	14.64%	13.72%

Mortgage Department
Net Interest Income after provision for loan losses	$194	$176	$267	$154	$214
Loan fee income	1,559	909	969	1,066	1,213
Salaries and employee benefits	941	823	774	855	903
Other non-interest expense	140	154	124	136	127
Earnings before income taxes	$672	$108	$338	$229	$397

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998